Exhibit 10.13

THIS CONSULTING AGREEMENT shall be effective as of the 1st day of April 2016

BETWEEN:

WESTERN URANIUM CORPORATION, a corporation

incorporated under the laws of Ontario, having offices

at Suite 700, 10 King Street East, Toronto,

Ontario M5C 1C3 (hereinafter called “Western”)

OF THE FIRST PART

-and-

Baobab Asset Management LLC, 3 Greenwich Office Park,

Suite 102, Greenwich, CT 06831 (hereinafter called the ‘Consultant’)

OF THE SECOND PART

WHEREAS Western wishes to employ the consulting services of Baobab Asset Management LLC to acquire the services of Russell Fryer;

AND WHEREAS Russell Fryer through Baobab Asset Management LLC is prepared to provide the Services set out in Exhibit “A” attached hereto.

NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Management Services. The Consultant shall perform the services as detailed in Exhibit “A” – Scope of Services (“Services”) which exhibit shall be deemed a part hereof. Each change in the Services must be authorized in advance in writing by Western and confirmed by resolution of the Board of Directors of Western.

2.	Term of Agreement. The term of this agreement shall commence on April 1 2016 and end September 30, 2016.

3.	Compensation. As full consideration for performance of the Services Western will pay the Consultant according to Exhibit “B” – “Compensation for Services” which shall be deemed a part hereof.

4.	Invoicing and Payment. The total compensation will be paid in monthly payments, in arrears, or otherwise, as agreed in writing between Western in accordance with Exhibit “B”.

5.	Compliance with Law and Corporate Policy. In the performance of the Services hereunder, the Consultant shall comply with and observe all applicable laws, regulations and orders of any proper authority having jurisdiction over the Services together with all corporate policies of Western in effect from time-to-time. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein.

6.	Performance of Duties. The Consultant agrees to perform his duties as a consultant efficiently, professionally and effectively and during the term of this agreement the Employee shall devote substantially his full business time to the business affairs of Western.

7.	Termination. It is agreed that each of Western and the Consultant shall have the right to terminate this Agreement at any time by giving the other party thirty (30) days written Notice of Termination. If Western gives Notice of Termination to the Consultant, it will be at the address provided for herein. If the Consultant gives Notice of Termination to Western, it will be at the address provided for herein.

8.	Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be sufficiently given if hand delivered or, if mailed by prepaid registered mail, addressed to the other party at the following addresses, or to such other addresses as the parties may advise each other from time to time in writing.

9.	If to Western:

WESTERN URANIUM CORPORATION

10 King Street East, Suite 700

Toronto, Ontario M5C 1C3 Attn: President

Email: gglasier@western-uranium.com

If to the Consultant:

BAOBAB ASSET MANAGEMENT LLC

3 Greenwich Office Park, Suite 102

Greenwich, CT 06831 Attn: Russell Fryer

Email: rfryer@baobabllc.com

Any notice shall be deemed to have been received by the parties (a) if hand delivered on the date of delivery, (b) if by email to the above designated email addresses on the date sent or (c) if mailed on the fourth business day following the date of mailing.

11. Entire Agreement. This Agreement (together with the Exhibits attached hereto) represents the entire understanding and agreement concerning the Services. Each of the parties shall from time to time and, at all times, do all further acts and execute and deliver all such further documents and assurances, as may be reasonably required, in order to fully perform and carry out the terms of this Agreement.

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IN WITNESS WHEREOF the parties hereto have entered into this Agreement effective as of the date first above written.

WESTERN URANIUM CORPORATION		BAOBAB ASSET MANAGEMENT LLC

/s/ George Glasier		/s/ Russell Fryer
By:	George Glasier	By:	Russell Fryer
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

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Exhibit “A” – Services

Exhibit “B” – Compensation

EXHIBIT “A”

SERVICES

The Consultant will provide the following Services to Western:

As a member of the Board of Directors of Western, Russell Fryer through Baobab Asset Management LLC will provide the following services (the ‘Services’):

●	Work directly with the executive management of global uranium, vanadium, steel, and nuclear utilities for the benefit of the Company.

●	Introduce the Company to the Department of Energy and Environmental Protection Agency leadership in order to advance Company objectives.

●	Create market awareness of the benefits of nuclear energy as a carbon-free, green energy source of electricity.

●	Interface with global utility companies in order to secure uranium supply contracts.

●	Manage the marketing, media, and investor relations activities of the Company.

●	Interact with global investment bankers to optimize Company balance sheet.

●	Meet and present with institutional and retail investors where required.

●	Present the Company at investor conferences.

EXHIBIT “B”

COMPENSATION

Western shall pay the following amounts to Baobab Asset Management LLC

Compensation of USD $30,000 shall be paid for April 2016 and compensation of USD $15,000 shall be paid for each month thereafter, all payable on the 1st day of each month in arrears (or as may otherwise be agreed in writing by the parties). Western agrees to reimburse Baobab for all reasonable expenses including travel and accommodations associated with activities and responsibilities detailed in Exhibit “A”.